April 24, 1998



Mr. Mark Rubin                                              Mr. Finbar O'Neill
19 Cardinal Drive                                           136 Loughmallon Road
Roslyn, NY                                                  Pomeroy Dunganon
                                                            County Tyrone
                                                            North Ireland


Gentlemen:

      This letter will confirm certain of the terms and conditions upon which each of you, severally and not jointly, have agreed to lend Room Plus, Inc. (the "Company") the aggregate sum of $200,000.

      The loan will be evidenced by a promissory note ("Note") payable to each of you. In lieu of cash interest on the Note, rights to purchase an aggregate of 500,000 shares of the Company's Common Stock at $2.125 per share pursuant to an option ("Option") will be issued. The Note and Option will be issued to each of you pro rata to the amount loaned by each.

      The Company agrees, at its sole cost and expense, to register the resale of the shares issuable on the conversion of the Note ("Conversion Shares") and those issuable upon the exercise of the Option ("Option Shares") under the Securities Act of 1933, as amended ("Act") on a Form S-3 registration statement. Such registration statement will be filed not later than 45 days after the consummation of the transactions contemplated by this letter. In the event such registration statement has not become effective within 60 days of the date hereof, (i) within 30 days after the conversion of a Note and/or (ii) within 30 days after the exercise of options, in whole or in part, the Company shall file a registration statement on Form SB-2, or Form S-1 registering the sale of the "Conversion Securities" (as defined in the Note) and/or the "Option Shares" (as defined in the Option), as the case may be, by the holder(s) thereof. Once effective, the Company shall use its best efforts to maintain the effectiveness of any such registration statement until all of the shares covered thereby have been sold by the Holder. The provisions of Paragraph 7 of the Option shall be applicable to the registration contemplated in this letter.


      If required to maintain the NASDAQ SmallCap listing, the Company will use its best efforts to obtain shareholder approval of the issuance of the Option, conversion shares and Option Shares.

      Contemporaneously with the making of the loan, the Company will pay Gersten Savage Kaplowitz & Fredericks, LLP $3,850 in payment of legal fees for its preparation of the Note and Option on your behalf.

      The Company warrants and represents to each of you that: (i) the transactions herein contemplated (I) have been duly and validly authorized by all requisite corporate action and (II) represent the valid and binding obligations of the Company enforceable against it in accordance with the terms hereof and of the Note and Option; (ii) do not violate, and will not result in a breach or default (with the passage of time, giving of notice or both) under any agreement, instrument or document to which the Company is a party or by which it, or its assets, are bound or subject;
(iii) the officer executing this letter, the Note and Option is duly authorized to execute and deliver the same; and (iv) the Company has reserved, and will keep reserved, for issuance that number of shares of its Common Stock necessary for issuance of the Conversion Shares and Option Shares.

      Each of you, severally and not jointly, warrant and represent to the Company that you are an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended and that you acknowledge that the Company is relying on such representation in entering into the transactions contemplated by this letter.


      Upon your making of the loan herein contemplated, this letter will be a binding agreement between the Company and each of you, severally and not jointly.


                                                Very truly yours,


                                                Room Plus, Inc.


                                                By: /s/ Marc Zucker
                                                    ---------------
                                                Marc Zucker
                                                Chief Executive Officer

Agreed and Accepted:


------------------                              ---------------------
Mark Rubin                                      Finbar O'Neill

                                 April 24, 1998



Mr. Mark Rubin                                              Mr. Finbar O'Neill
19 Cardinal Drive                                           136 Loughmallon Road
Roslyn, NY                                                  Pomeroy Dunganon
                                                            County Tyrone
                                                            North Ireland


Gentlemen:

      This letter will confirm certain of the terms and conditions upon which each of you, severally and not jointly, have agreed to lend Room Plus, Inc. (the "Company") the aggregate sum of $200,000.

      The loan will be evidenced by a promissory note ("Note") payable to each of you. In lieu of cash interest on the Note, rights to purchase an aggregate of 500,000 shares of the Company's Common Stock at $2.125 per share pursuant to an option ("Option") will be issued. The Note and Option will be issued to each of you pro rata to the amount loaned by each.

      The Company agrees, at its sole cost and expense, to register the resale of the shares issuable on the conversion of the Note ("Conversion Shares") and those issuable upon the exercise of the Option ("Option Shares") under the Securities Act of 1933, as amended ("Act") on a Form S-3 registration statement. Such registration statement will be filed not later than 45 days after the consummation of the transactions contemplated by this letter. In the event such registration statement has not become effective within 60 days of the date hereof, (i) within 30 days after the conversion of a Note and/or (ii) within 30 days after the exercise of options, in whole or in part, the Company shall file a registration statement on Form SB-2, or Form S-1 registering the sale of the "Conversion Securities" (as defined in the Note) and/or the "Option Shares" (as defined in the Option), as the case may be, by the holder(s) thereof. Once effective, the Company shall use its best efforts to maintain the effectiveness of any such registration statement until all of the shares covered thereby have been sold by the Holder. The provisions of Paragraph 7 of the Option shall be applicable to the registration contemplated in this letter.


      If required to maintain the NASDAQ SmallCap listing, the Company will use its best efforts to obtain shareholder approval of the issuance of the Option, conversion shares and Option Shares.

      Contemporaneously with the making of the loan, the Company will pay Gersten Savage Kaplowitz & Fredericks, LLP $3,850 in payment of legal fees for its preparation of the Note and Option on your behalf.

      The Company warrants and represents to each of you that: (i) the transactions herein contemplated (I) have been duly and validly authorized by all requisite corporate action and (II) represent the valid and binding obligations of the Company enforceable against it in accordance with the terms hereof and of the Note and Option; (ii) do not violate, and will not result in a breach or default (with the passage of time, giving of notice or both) under any agreement, instrument or document to which the Company is a party or by which it, or its assets, are bound or subject;
(iii) the officer executing this letter, the Note and Option is duly authorized to execute and deliver the same; and (iv) the Company has reserved, and will keep reserved, for issuance that number of shares of its Common Stock necessary for issuance of the Conversion Shares and Option Shares.

      Each of you, severally and not jointly, warrant and represent to the Company that you are an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended and that you acknowledge that the Company is relying on such representation in entering into the transactions contemplated by this letter.


      Upon your making of the loan herein contemplated, this letter will be a binding agreement between the Company and each of you, severally and not jointly.


                                                Very truly yours,


                                                Room Plus, Inc.


                                                By: /s/ Marc Zucker
                                                    ---------------
                                                Marc Zucker
                                                Chief Executive Officer

Agreed and Accepted:


------------------                              ---------------------
Mark Rubin                                      Finbar O'Neill